Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 29, 2016, with respect to the financial statements of Innerscope Advertising Agency, Inc. contained in the Registration Statement of Innerscope Advertising Agency, Inc. on Form S-1. We hereby consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

January 29, 2016